UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 15, 2017

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 and Item 2.03 is incorporated by reference into this Item 1.01.

Asset Purchase Agreement

On September 15, 2017, Staffing 360 Georgia, LLC (“Staffing Georgia”), a wholly-owned subsidiary of Staffing 360 Solutions, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Firstpro Inc. (“FPI”), Firstpro Georgia, LLC (“FPL”, and together with FPI, the “Sellers”), and certain individuals, pursuant to which the Sellers sold substantially all of their assets to Staffing Georgia (the “Firstpro Transaction”).

The Firstpro Transaction closed simultaneously with the signing of the Asset Purchase Agreement. The purchase price in connection with the Firstpro Transaction was $8 million, of which, (a) $4.5 million was paid at closing, (b) $825,000 (the “Quarterly Consideration”) is payable in quarterly installments of $75,000 beginning on October 1, 2017, and (c) $2.675 million (the “Deferred Consideration”) is payable annually in three equal installments beginning on October 30, 2018.

The Asset Purchase Agreement also contains representations, warranties and indemnification obligations of the parties customary for transactions similar to those contemplated by the Asset Purchase Agreement. Such representations and warranties are made solely for purposes of the Asset Purchase Agreement and, in some cases, may be subject to qualifications and limitations agreed to by the parties in connection with the negotiated terms of the Asset Purchase Agreement and may have been qualified by disclosures that were made in connection with the parties' entry into the Asset Purchase Agreement.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.01Completion of Acquisition or Disposition of Assets

CBS Butler Acquisition

On September 15, 2017, the Company and Longbridge Recruitment 360 Limited (“Longbridge”), a wholly-owned subsidiary of the Company, entered into an Agreement (the “Share Purchase Agreement”) with the holders (the “CBS Butler Shareholders”) of share capital of CBS Butler Holdings Limited (“CBS Butler”) and an agreement (the “Option Purchase Agreement”) with the holders of outstanding options of CBS Butler (the “CBS Option Holders”), pursuant to which the CBS Butler Shareholders and CBS Butler Option Holders sold all of their shares and options of CBS Butler to Longbridge (the “CBS Butler Acquisition”), in exchange for (i) an aggregate cash payment of £13,810,880 (including repayment of certain outstanding debt owed to certain CBS Butler Shareholders as set forth in the Share Purchase Agreement) and an aggregate of 500,000 shares of the Company’s common stock, (ii) the earn-out payment of up to £4,214,508, the amount to be calculated and paid pursuant to the Share Purchase Agreement, and (iii) the deferred consideration £150,000 less the aggregate amount of each CBS Butler Shareholder’s portion of the net asset shortfall amount, as determined pursuant to the Share Purchase Agreement and the Option Purchase Agreement, if any, to be paid on or around September 18, 2018, allocated pursuant to the Share Purchase Agreement and the Option Purchase Agreement. The Transaction closed simultaneously with the execution of the Share Purchase Agreement.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.02Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 19, 2017, the Company announced the refinancing under the A&R Note Purchase Agreement (as defined below under item 2.13), and completion of the Firstpro Transaction and the CBS Butler Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, that is furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment to Revolving Loan Facility

On September 15, 2017, certain domestic subsidiaries (the “Borrowers”) of the Company refinanced their existing revolving loan facility (the “Revolving Loan”) under the Credit and Security Agreement, dated as of April 8, 2015, as amended, and entered into Amendment No.8 to the Credit and Security Agreement (as amended, the “Credit Agreement”), with MidCap Funding X Trust, as successor-by-assignment to Midcap Financial Trust (“Midcap”).

The Revolving Loan matures on April 8, 2020, unless otherwise accelerated or terminated earlier. The interest rate on the Revolving Loan is 4.0% plus LIBOR, with a LIBOR floor of 1.0% per annum.

The obligations of the Borrowers are secured by a first priority lien in favor of MidCap on all of the Borrowers’ accounts receivable and certain other assets pursuant to the terms of the Intercreditor Agreement (as defined below).

The foregoing description of the Amendment No.8 to the Credit and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Jackson Amended and Restated Note Purchase Agreement

On September 15, 2017, the Company, as borrower, and certain domestic subsidiaries of the Company, as guarantors, entered into an Amended and Restated Note Purchase Agreement with Jackson Investment Group LLC (“Jackson”), as lender (the “A&R Note Purchase Agreement”), pursuant to which Jackson made a senior debt investment of $40 million in the Company in exchange for a senior secured note in the principal amount of $40 million (the “Jackson Note”). The proceeds of the sale of the secured note will used to repay the existing subordinated notes previously issued to Jackson pursuant to the existing note purchase agreement in the aggregate principal amount of $11,165,000 and to fund a portion of the purchase price consideration of the Firstpro Transaction and the CBS Butler Acquisition and repay certain other outstanding indebtedness of the Company. The maturity date for the amounts due under the Jackson Note is September 15, 2020.  The Jackson Note will accrue interest at 12% per annum, due quarterly on January 1, April 1, July 1 and October 1 in each year, with the first such payment due on January 1, 2018. Interest on any overdue payment of principal or interest due under the Jackson Note will accrue at a rate per annum that is 5% in excess of the rate of interest otherwise payable thereunder.

The Company may prepay the amounts due on the Jackson Note in whole or in part from time to time, without penalty or premium, subject to the conditions set forth in the A&R Note Purchase Agreement, and such prepayments, depending on the timing of the prepayments, may result in a discount on the principal amount to be prepaid as set forth in the A&R Note Purchase Agreement.

The Company paid a closing fee of $1,000,000 in connection with its entry into the A&R Note Purchase Agreement and agreed to issue 2,250,000 shares of the Company’s common stock as a closing commitment fee (the “Commitment Fee Shares”).  The Commitment Fee Shares are subject to registration rights in favor of Jackson and will be included in a new resale registration statement which must be filed by the Company not later than October 30, 2017.

The A&R Note Purchase Agreement contains representations, warranties and indemnification obligations of the parties customary for transactions similar to those contemplated by the A&R Note Purchase Agreement.

The obligations of the Company under the Jackson Note are secured by liens on and security interests in substantially all of the personal property of the Company and the Borrowers, pursuant to the terms of the Intercreditor Agreement (as defined below).

The A&R Note Purchase Agreement also contains restrictions against incurrence of additional debt, payment of dividend or other distribution (whether in cash, securities or other property) on any equity interest of the Company or repayment of debt, consolidations, mergers, sales of assets or change in control and financial covenants.

The foregoing description of the A&R Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Note Purchase Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Intercreditor Agreement

In connection with the Company’s entry into the A&R Note Purchase Agreement, on September 15, 2017, Jackson, Midcap, the Company and certain subsidiaries of the Company entered into an Intercreditor Agreement (the “Intercreditor Agreement”), setting forth the relative rights and priorities of the lenders under the Credit Agreement and Jackson in the common collateral securing the obligations under the Credit Agreement and the Jackson Note.  Pursuant to the Intercreditor Agreement, the lien that secures the Borrowers’ obligations under the Credit Agreement has priority in certain collateral, including all accounts, cash, certain deposit accounts, and proceeds from such collateral, and the lien that secures the obligations under the Jackson Note has priority in certain deposit accounts and all equity interests of any subsidiaries of the Company and all intercompany notes issued or payable to the Company or its subsidiaries party to the Credit Agreement or the A&R Note Purchase Agreement pledged as security to secure the obligations under the Jackson Note.

The foregoing description of the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Intercreditor Agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 3.02Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuance of an aggregate of 500,000 shares of the Company’s common stock to the CBS Butler Shareholders and the CBS Option Holders and the issuance of 2,250,000 shares of common stock of the Company to Jackson pursuant to the A&R Note Purchase Agreement and the Jackson Note is incorporated herein by reference. Such issuance was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 8.01Other Events.

On September 19, 2017, the Company announced the amendment to the Credit Agreement, the refinancing under the A&R Note Purchase Agreement, the completion of the Firstpro Transaction and the CBS Butler Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The Company hereby undertakes to file with the Securities and Exchange Commission an amendment to this Form 8-K, to include independent audit of its financial statements for the fiscal years ended December 31, 2016 and 2015 and notes thereto of CBS Butler in accordance with Item 9.01(a) within 75 days of the closing date of the CBS Butler Acquisition.

(b) Pro forma financial information

The Company hereby undertakes to file with the Securities and Exchange Commission an amendment to this Form 8-K, to include independent audit of its financial statements for the fiscal years ended December 31, 2016 and 2015 and notes thereto of CBS Butler, and pro forma consolidated financial statements in accordance with Item 9.01(b) within 75 days of the closing date of the Transaction and the Share Purchase Agreement.

(d) Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated September 15, 2017, by and among Staffing 360 Georgia, LLC, FirstPro Inc., Firstpro Georgia LLC, April F. Nagel and Philip Nagel
10.1	Share Purchase Agreement, dated September 15, 2017, by and among Staffing 360 Solutions, Inc., Longbridge Recruitment 360 Limited and the holders of outstanding shares of CBS Butler Holdings Limited
10.2

Amendment No.8 to the Credit and Security Agreement, dated September 15, 2017, by and among Staffing 360 Solutions, Inc., certain subsidiaries of Staffing 360 Solutions, Inc. and MidCap Funding X Trust

10.3

Amended and Restated Note Purchase Agreement, dated September 15, 2017, by and among Staffing 360 Solutions, Inc., certain subsidiaries of Staffing 360 Solutions, Inc. and Jackson Investment Group, LLC

10.4

Intercreditor Agreement, dated September 15, 2017, by and among Staffing 360 Solutions, Inc., certain subsidiaries of Staffing 360 Solutions, Inc., MidCap Funding X Trust and Jackson Investment Group, LLC

99.1	Press release, dated September 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2017	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Executive Chairman